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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 18, 2010

                             ----------------------

                        RESEARCH FRONTIERS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      1-9399               11-2103466
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)   (IRS EMPLOYER
     OF INCORPORATION)                                      IDENTIFICATION NO.)

                            240 CROSSWAYS PARK DRIVE
                          WOODBURY, NEW YORK 11797-2033
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
 (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure

On May 18, 2010, Research Frontiers Inc., Smart Glass International Ltd. (SGI) and Schott Group announced the expansion of their SPD-SmartGlass business internationally as noted in the press release reproduced below:

SmartGlass International, Schott and Research Frontiers
Announce SPD-Smart License Expansion from the Hamburg Air Show


May 18, 2010-From the booth of its partner the SCHOTT Group at the 2010 Aircraft Interiors Expo in Hamburg, Germany, SmartGlass International Ltd., a licensee of Research Frontiers Inc. (Nasdaq: REFR), announced an agreement with Research Frontiers to expand the scope of SmartGlass International's license to include SPD-Smart aircraft and marine products, and a further expansion of the geographic territory where it can offer these and its SPD-Smart(tm) architectural products.

Under the new agreement, SmartGlass International is authorized to manufacture and offer SPD-Smart architectural, aerospace and marine products worldwide. These products include: architectural windows, skylights and partitions; aerospace windows and cabin dividers; and marine windows. Prior to this agreement, SmartGlass International was licensed to offer SPD-Smart architectural products worldwide outside of North America.

SmartGlass International is the leading worldwide manufacturer of electronically switchable glass supplied to the commercial, hospitality, healthcare, transport and security, industrial, exhibition and exclusive residential sectors. The company recently tripled its smart glass production capacity with a new factory capable of producing over 400,000 square feet of smart glass per year. This factory, located in Dublin, Ireland, includes state-of-the-art lamination and glass fabrication facilities.

SmartGlass International and the SCHOTT Group have an agreement granting SCHOTT the right to sell SmartGlass International's SPD-Smart products. In business for more than 125 years, SCHOTT is a world leader in the specialty glass industry and brings its extensive infrastructure of sales, distribution and service - including over 50 sales offices spanning 125 countries - to SmartGlass International and its award-winning SPD-Smart product line.

The 2010 Aircraft Interiors Expo, considered the leading event for the world's aircraft interiors industry, will be held
May 18-20, 2010 in Hamburg Germany. SmartGlass International will exhibit an SPD-Smart aircraft cabin window and other smart glass products at the SCHOTT Aviation booth located at Stand 5G80. Information about the Aircraft Interiors expo can be found at: http://www.aircraftinteriorsexpo.com.

SPD-Smart light-control film technology transforms widely used products - windows, skylights, curtainwalls, partitions, sunroofs and more - into products that allow users to instantly and precisely control the light, glare and heat entering a building or vehicle. SPD-SmartGlass is instantly tunable to an infinite number of light transmission states regardless of window size, and easily adapts to individual preferences using control devices ranging from basic dimmer switches and photosensors to those that are integrated into a building's or vehicle's intelligent control system. These unequalled performance characteristics help optimize energy-savings and human comfort, and they offer many other desired benefits such as increased security, noise reduction, protection from harmful ultraviolet light and the potential for aesthetically distinctive designs. On aircraft, weight-saving light-control and shading systems are needed that reduce cabin heat build-up, preserve views and offer privacy on-demand, and protect passengers and interiors from harmful UV light. In a boat, glare from the water and solar heat gain from the sun can pose particularly unique issues that need heat, light and glare to be controlled and managed, while also preserving views. In a home or office, managing energy and preserving views is desired using windows and skylights with excellent solar heat gain control properties and daylight harvesting benefits to further reduce energy consumption and improve occupant comfort. SPD-Smart light-control film technology can address all of these needs, thus allowing elegant and efficient engineering and design solutions for the modern green home, office, boat, car or aircraft.

John Browne, Managing Director of SmartGlass International, commented: "The world market is increasingly demanding high-performance glazings that share a common set of performance features and outcomes across applications - energy efficiency, dynamic shading and privacy on-demand, enhanced occupant and passenger comfort, and product solutions that integrate well with automated control systems. We are committed to offering the best smart glass products available today and are very excited to work with our partner SCHOTT to bring an expanded portfolio of architectural, aerospace and marine SPD-Smart products to the world market."

"SmartGlass International and their growing business has an excellent and well-deserved reputation in the worldwide smart glass industry," commented Joseph Harary, Chief Executive Officer of Research Frontiers. "They bring many resources and competencies to the SPD infrastructure and to their customers - a commitment to product quality and customer service, world-class production capabilities, and their strong sales and service partnership with SCHOTT. This expansion further of their licensed products into aircraft and marine, and their now worldwide geographic territory will bring the many distinctive benefits of SPD-Smart products to even more people and organizations across the world."

About SmartGlass International Ltd.

SmartGlass International Ltd. (SGI) is a dedicated manufacturer of electronically switchable glass. These technologically advanced glass products are fast moving from niche to mainstream items with particular value in the commercial, residential, retail, security, transport, healthcare and hospitality sectors. The company's main products are SPD-SmartGlass for solar control and LC SmartGlass for privacy.

SmartGlass International has its headquarters, manufacturing, finance and R&D centres in Dublin, Ireland and has commercial, sales and technical offices in the UK. With the intention of concentrating its products and markets, SGI only produces electronically switchable glass products and, because of continued research and development initiatives, we are expanding our range of products to meet the needs of growing specialist markets in the architecture, transport and medical fields. SmartGlass International has invested heavily in plant and machinery and has the capacity to fulfill large orders on short lead times over wide geographic areas. Each piece of SmartGlass produced is bespoke made to meet and exceed our client's needs - always.

SmartGlass International is an award-winning company claiming such accolades as the 100% Detail "Most Innovative Building
Product Award" sponsored by the Royal Institute of British
Architects (RIBA).

Additional information about SmartGlass International is available at: http://www.smartglassinternational.com.

About The SCHOTT Group

The SCHOTT Group is an international technology group that sees its core purpose as the lasting improvement of living and working conditions. To this end, the company has been developing special materials, components and systems for more than 125 years. Main areas of focus include architectural glass, solar energy, household appliances, pharmaceuticals, electronics, optics and products for the automotive and aviation industries. SCHOTT is present in close proximity to its customers with offices in all its major markets including Europe, the Middle East, China, Australia and elsewhere. The SCHOTT company employs over 17,000 people worldwide and has sales of approximately
US $3 billion. The company's technological and economic expertise is closely linked with its social and ecological responsibility. The parent company of the SCHOTT Group is SCHOTT AG, whose sole shareholder is the Carl-Zeiss-Stiftung (Foundation).

Solar architecture, fascinating illumination effects plus decorative glass ideas - SCHOTT offers multifaceted applications for interior and exterior architecture. Some of the most progressive designs around the world bear the distinctive signature of its multinational technology-based group.
When glass and light are combined to create aesthetically pleasing and fascinating beauty, you can bet that SCHOTT was involved.

Additional information about SCHOTT is available at:
www.schott.com.

About SPD Technology and Research Frontiers Inc.

Research Frontiers Inc. (Nasdaq: REFR) develops and licenses suspended particle device (SPD) technology used in VaryFast SPD-Smart controllable glass and plastic products. Benefits include dynamic control of light, glare and heat passing through many types of glazings, noise reduction, greater security due to both privacy and structural integrity, and the protection of interiors and occupants from heat and harmful ultraviolet radiation. SPD technology, made possible by a flexible light-control film invented and patented by Research Frontiers, allows the user to instantly, precisely and uniformly control the shading of glass or plastic, either manually or automatically. This patented film can be used to transform into "smart" products a variety of products used every day in homes, buildings, cars, aircraft, boats, trains and motorcoaches.

Current product applications for SPD technology include:
SPD-Smart windows, sunshades, skylights, atria, curtainwalls and interior partitions for homes and buildings; automotive windows, sunroofs, roof systems, sunvisors and sunshades; and aircraft and marine windows and window shades. Potential future applications include: eyewear products including sunglasses, ski goggles and motorcycle helmets, mirrors; flat panel displays for electronic products; and light-control filters for various industrial and consumer applications.

SPD-Smart film technology was awarded the "Best of What's
New Award" for home technology from Popular Science magazine, received the 2007 North American Frost & Sullivan Award for Excellence in Technology for glass, and was also recognized as one of the top technologies by the Society of Automotive Engineers' Aerospace Engineering magazine. SPD technology is covered by over 500 patents and patent applications held by Research Frontiers worldwide. Currently 37 companies are licensed to use Research Frontiers' patented SPD light-control technology in emulsions, films, or end-products. Further information about SPD-Smart technology, Research Frontiers and its licensees can be found at www.SmartGlass.com.

Note: From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward-looking statements. Actual results could differ and are not guaranteed. Any forward-looking statements should be considered accordingly. SPD-Smart(tm), SPD-SmartGlass(tm),
SmartGlass(tm), VaryFast(tm), Speed Matters(tm), Powered by
SPD(tm), SPD Clean Technology(tm), SPD On-Board(tm),
Visit SmartGlass.com - to change your view of the world(tm) and The View of the Future - Everywhere You Look(tm) are trademarks of Research Frontiers Inc.

For further information, please contact:

SmartGlass International Ltd.
John Browne, Managing Director
+353-1-462-9945
Info@SmartGlassInternational.com
www.SmartGlassInternational.com


SCHOTT Group
Erik Richter
+49 (0) 5187-771-206
erik.richter@schott.com
www.schott.com


Research Frontiers Inc.
Gregory M. Sottile, Ph.D., Director of Market Development
(516) 364-1902
Info@SmartGlass.com
www.SmartGlass.com




The Press Release is reproduced above and is also available on the Company's web site at www.SmartGlass.com and on SGI's web site at www.smartglassinternational.com.


This report and the press release referred to hereing may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.


The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities
Act of 1933, except as shall be expressly set forth by specific reference in such filing.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RESEARCH FRONTIERS INCORPORATED



                                          /s/ Joseph M. Harary
                                          ---------------------------
                                          By: Joseph M. Harary
                                          Title: President

Dated: May 19, 2010